Bank of America 4Q16 Financial Results January 13, 2017

6% operating leverage Full Year Results 2 ____________________ Note: Amounts may not total due to rounding. 1 Reported on a GAAP basis. On a fully-taxable equivalent (FTE) basis, revenue of $84.6B and $83.9B in 2016 and 2015 and efficiency ratio of 65% and 69% in 2016 and 2015. For important presentation information, see slide 26. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 26. $ in billions, except per share data Summary Income Statement 2016 2015 Total revenue, net of interest expense 1 $83.7 $83.0 1 % Noninterest expense 55.0 57.7 (5) Provision for credit losses 3.6 3.2 14 Net charge-offs 3.8 4.3 (12) Incremental provision / (release) (0.2) (1.2) (81) Pre-tax income 25.2 22.1 14 Net income 17.9 15.8 13 Diluted earnings per common share $1.50 $1.31 15 % Average diluted common shares (in billions) 11.04 11.21 (2) Return Metrics Return on average assets 0.82% 0.73 % bps Return on average common shareholders' equity 6.7 6.2 Return on average tangible common shareholders' equity 2 9.5 9.1 Efficiency ratio 1 66 70 46 (394) 2016 2015 Inc / (Dec) Inc / (Dec) 9 47

$6.6 $2.6 $5.3 $2.4 ($1.1) $7.2 $2.8 $5.7 $3.8 ($1.6) Consumer Banking GWIM Global Banking Global Markets All Other 2015 2016 2016 ROAAC 2 21% 15% 10%21% Full Year Business Results 3 Net Income (Loss) ($B) ____________________ Note: Amounts may not total due to rounding. 1 GWIM defined as Global Wealth & Investment Management. 2 ROAAC defined as return on average allocated capital. 3 Efficiency ratio and line of business revenue shown on an FTE basis. Efficiency 3 75% 46% 63%56% +8% +8% +7% +58% 1 2016 vs. 2015% ∆ Revenue % ∆ Expense Operating Leverage Consumer Banking 1% (6%) 6% GWIM (2%) (5%) 3% Global Banking 5% 0% 5% Global Markets 7% (11%) 18% 3

4Q16 Results 4 ____________________ Note: Amounts may not total due to rounding. 1 Reported on a GAAP basis. On an FTE basis, revenue of $20.2B, $21.9B and $19.8B in 4Q16, 3Q16 and 4Q15, respectively, and efficiency ratio of 65%, 62% and 71% in 4Q16, 3Q16 and 4Q15, respectively. For important presentation information, see slide 26. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 26. $ in billions, except per share data Summary Income Statement Total revenue, net of interest expense 1 $20.0 ($1.6) $0.4 Noninterest expense 13.2 (0.3) (0.8) Provision for credit losses 0.8 (0.1) (0.0) Pre-tax income 6.1 (1.2) 1.3 Net income 4.7 (0.3) 1.4 Diluted earnings per common share $0.40 ($0.01) $0.13 Average diluted common shares (in billions) 10.96 (0.04) (0.19) Return Metrics Return on average assets 0.85% 0.90% 0.60 % Return on average common shareholders' equity 7.0 7.3 5.0 Return on average tangible common shareholders' equity 2 9.9 10.3 7.2 Efficiency ratio 1 66 62 72 Inc / (Dec) 4Q16 3Q16 4Q15 4Q16 3Q16 4Q15 8% operating leverage YoY

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	4Q16	3Q16	4Q15
Balance Sheet (end of period balances)			
Total assets	$2,187.7	$2,195.3	$2,144.3
Total loans and leases [1]	906.7	905.0	897.0
Including non-U.S. consumer credit card	915.9	905.0	897.0
Total deposits	1,260.9	1,232.9	1,197.3
Funding & Liquidity			
Long-term debt	$216.8	$225.1	$236.8
Global Liquidity Sources [2]	499	522	504
Time to Required Funding (in months) [2]	35	38	39
Equity			
Common shareholders' equity	$241.6	$244.9	$233.9
Common equity ratio	11.0 %	11.2 %	10.9 %
Tangible common shareholders' equity [3]	$170.4	$173.5	$162.1
Tangible common equity ratio [3]	8.1 %	8.2 %	7.8 %
Per Share Data			
Book value per common share	$24.04	$24.19	$22.53
Tangible book value per common share [3]	16.95	17.14	15.62

$ in billions	4Q16	3Q16	4Q15
Basel 3 Transition (as reported) [4, 5]			
Common equity tier 1 capital	$168.9	$169.9	$163.0
Risk-weighted assets	1,531	1,547	1,602
CET1 ratio	11.0 %	11.0 %	10.2 %
Basel 3 Fully Phased-in [4, 6]			
Common equity tier 1 capital	$162.8	$165.9	$154.1
Standardized approach			
Risk-weighted assets	1,416	1,411	1,427
CET1 ratio	11.5 %	11.8 %	10.8 %
Advanced approaches			
Risk-weighted assets	$1,512	$1,524	$1,575
CET1 ratio	10.8 %	10.9 %	9.8 %
Supplementary leverage ratios (SLR) [2]			
Bank holding company SLR	6.9 %	7.1 %	6.4 %
Bank SLR	7.3	7.5	7.0

[1] End of period loans and leases for 4Q16 exclude $9.2B of non-U.S. consumer credit card loans, which are included in assets of business held for sale on the consolidated balance sheet.
[2] See notes A, B and C on slide 24 for definitions of Global Liquidity Sources, Time to Required Funding and Supplementary Leverage Ratio, respectively.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 26.
[4] Regulatory capital ratios are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 26. For a reconciliation of CET1 transition to fully phased-in, see slide 23.
[5] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[6] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of December 31, 2016, BAC did not have regulatory approval for the IMM model.

Bank of America
5

Loans & Leases and Deposits ____________________ Note: Amounts may not total due to rounding. 1 4Q16 includes $9.1B of non-U.S. consumer credit card loans, which are included in assets of business held for sale on the consolidated balance sheet at December 31, 2016. $886 $893 $900 $901 $908 $0 $250 $500 $750 $1,000 4Q15 1Q16 2Q16 3Q16 4Q16 564 578 596 606 618 251 260 255 254 257 308 297 299 306 314 63 63 63 61 62 $1,186 $1,198 $1,213 $1,227 $1,251 $0 $350 $700 $1,050 $1,400 4Q15 1Q16 2Q16 3Q16 4Q16 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +5% 235 238 243 249 254 137 139 141 143 146 319 329 334 334 338 69 69 70 69 71 $760 $775 $788 $795 $808 $0 $300 $600 $900 4Q15 1Q16 2Q16 3Q16 4Q16 Consumer Banking GWIM Global Banking Global Markets YoY +6% 93 87 82 77 73 22 21 20 19 18 10 10 10 9 9 $126 $118 $112 $105 $100 $0 $50 $100 $150 4Q15 1Q16 2Q16 3Q16 4Q16 Residential mortgage Home equity Non-U.S. credit card Other YoY -21% Average Total Loans & Leases ($B) 1 Average Loans & Leases in All Other ($B) Average Total Deposits ($B)Average Loans & Leases in Business Segments ($B) 6 YoY +3%

$1,144 $1,068 $985 $888 $880 0.52% 0.48% 0.44% 0.40% 0.39% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 4Q15 1Q16 2Q16 3Q16 4Q16 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. 2 Excluding non-U.S. consumer credit card allowance of $243MM and loans of $9.2B, 4Q16 allowance for loan and lease losses is $11.2B and allowance as a percentage of ending loans is 1.25%. Asset Quality 7 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $810 $997 $976 $850 $774 $0 $300 $600 $900 $1,200 4Q15 1Q16 2Q16 3Q16 4Q16 • Total net charge-offs of $0.9B declined $8MM from 3Q16, with modest improvements in both consumer and commercial • Net charge-off ratio declined to 0.39% • Provision expense of $0.8B declined $76MM from 3Q16, driven primarily by commercial – Net reserve release of $106MM in 4Q16 versus $38MM in 3Q16, driven by improvements in consumer real estate and energy exposures • Allowance for loan and lease losses of $11.5B, which represents 1.26% of total loans and leases 1,2 • Nonperforming loans (NPLs) decreased $0.6B from 3Q16, driven by consumer NPL sales and improvement in energy

Asset Quality – Consumer and Commercial Portfolios 8 Consumer Net Charge-offs ($MM) $958 $917 $849 $778 $775 0.84% 0.82% 0.76% 0.69% 0.68% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $300 $600 $900 $1,200 4Q15 1Q16 2Q16 3Q16 4Q16 Credit card Other Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 Excluding non-U.S. consumer credit card allowance of $243MM and loans of $9.2B, 4Q16 consumer allowance for loan and lease losses is $5,979MM, consumer allowance as a percentage of ending loans is 1.34% and consumer allowance coverage of annualized net charge-offs is 1.94x. Consumer Asset Quality Metrics ($MM) 4Q16 3Q16 4Q15 Provis ion $728 $705 $494 Nonperforming loans and leases 6,004 6,350 8,165 % of loans and leases 1 1.32% 1.41% 1.80% Consumer 30+ days performing past due 10,945 10,790 14,109 Ful ly-insured 2 6,397 6,844 9,855 Non ful ly-insured 4,548 3,946 4,254 Al lowance for loans and leases 3 $6,222 $6,379 $7,385 % of loans and leases 1 1.36% 1.42% 1.63% # times annual i zed NCOs 2.02x 2.06x 1.94x Commercial Net Charge-offs ($MM) $186 $151 $136 $110 $105 0.17% 0.14% 0.12% 0.10% 0.09% 0.0% 0.1% 0.2% 0.3% 0.4% $0 $50 $100 $150 $200 4Q15 1Q16 2Q16 3Q16 4Q16 C&I Small Business and Other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 4Q16 3Q16 4Q15 Provis ion $46 $145 $316 Reservable cri tici zed uti l i zed exposure 16,320 16,938 15,896 Nonperforming loans and leases 1,703 1,999 1,212 % of loans and leases 1 0.38% 0.45% 0.28% Al lowance for loans and leases $5,258 $5,313 $4,849 % of loans and leases 1 1.16% 1.19% 1.11%

Net Interest Income 9 • Net interest income of $10.3B ($10.5B FTE 1) increased $0.1B from 3Q16 – Reflected the benefits from higher interest rates as well as loan and deposit growth, partially offset by $0.2B in market- related debt hedge ineffectiveness – Net interest yield was flat at 2.23% • Expect NII to increase approximately $0.6B in 1Q17, assuming rates remain at current levels and modest growth in loans and deposits • We remain positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.4B over the next 12 months, with nearly 75% of the benefit driven by short-end rates 3 ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 26. 2 4Q15 included $0.6B reduction to NII for certain subordinated notes related to trust preferred securities. 3 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 $9.7 $10.5 $10.1 $10.2 $10.3 $9.9 $10.7 $10.3 $10.4 $10.5 $0 $2 $4 $6 $8 $10 $12 4Q15 1Q16 2Q16 3Q16 4Q16 Net interest income (GAAP) FTE adjustment 4Q15 included $0.6B reduction related to Trups 2 2.14% 2.33% 2.23% 2.23% 2.23% 0% 1% 2% 3% 4Q15 1Q16 2Q16 3Q16 4Q16 4Q15 included 13bps reduction related to Trups 2 Net Interest Yield (FTE) 1

Expense Highlights ____________________ Note: Amounts may not total due to rounding. • Total noninterest expense of $13.2B declined $0.8B, or 6%, from 4Q15, driven by broad-based reductions in operating and support costs, lower litigation expense and improvements in mortgage servicing costs • Personnel and non-personnel costs declined 3% and 10%, respectively, from 4Q15 • Litigation expense of $246MM in 4Q16 versus $250MM in 3Q16 and $428MM in 4Q15 • FTE headcount down 2% from 4Q15 as reductions in support and operations more than offset increases in sales staff • Compared to 4Q16, 1Q17 expenses expected to be impacted by approximately $1.3B for annual retirement-eligible incentive compensation costs and seasonally elevated payroll tax costs Noninterest Expense ($B) Full-time Equivalent Employees (FTEs, 000's) 10 213 213 211 209 208 0 50 100 150 200 250 4Q15 1Q16 2Q16 3Q16 4Q16 7.5 8.9 7.7 7.7 7.3 6.5 6.0 5.8 5.8 5.8 $14.0 $14.8 $13.5 $13.5 $13.2 $0 $4 $8 $12 $16 4Q15 1Q16 2Q16 3Q16 4Q16 Personnel Non-personnel 4Q16 vs. 4Q15 ($MM) $ % Personnel ($197) (3%) Occupancy (42) (4%) Equipment (81) (15%) Marketing (21) (4%) Professional fees (138) (20%) Amortization of intangibles (26) (13%) Data processing (50) (6%) Telecommunications (45) (19%) Other general operating (249) (10%) Non-personnel (652) (10%) Total noninterest expense ($849) (6%)

Consumer Banking

$ in millions	4Q16	Inc/(Dec) 3Q16	Inc/(Dec) 4Q15
Net interest income [1]	$5,466	$177	$237
Noninterest income	2,645	(34)	(137)
Total revenue, net of interest expense [1]	8,111	143	100
Provision for credit losses	760	62	76
Noninterest expense	4,328	(43)	(308)
Income tax expense [1]	1,102	16	147
Net income	$1,921	$108	$185

Key Indicators ($ in billions)	4Q16	3Q16	4Q15
Average deposits	$618.0	$605.7	$563.7
Rate paid on deposits	0.04 %	0.04 %	0.04 %
Cost of deposits [2]	1.60	1.59	1.79
Average loans and leases	$253.6	$248.7	$235.5
Client brokerage assets	144.7	138.0	122.7
Mobile banking active users (MM)	21.6	21.3	18.7
Number of financial centers	4,579	4,629	4,726
Combined credit / debit purchase volumes [3]	$134.3	$128.6	$129.5
Total U.S. consumer credit card risk-adjusted margin [3]	9.20 %	9.11 %	9.79 %
Return on average allocated capital	22	21	21
Allocated capital	$34	$34	$33
Efficiency ratio [1]	53 %	55 %	58 %

- Net income of $1.9B, up 11% from 4Q15; ROAAC of 22%
- Revenue of $8.1B increased 1% from 4Q15, driven by higher NII from strong deposit growth, partially offset by the absence of divestiture gains ($0.1B) recorded in 4Q15
- Provision increased from 4Q15, reflecting loan growth; net reserve build of $28MM in 4Q16 versus net release of $52MM in 4Q15
- Noninterest expense decreased 7% from 4Q15, driven by improved operating efficiencies and lower fraud costs, partially offset by higher FDIC expense
  - Financial centers reduced by 147 to 4,579
  - Efficiency ratio improved to 53% from 58%
- Average deposits of $618B grew $54B, or 10%, from 4Q15; cost of deposits declined to 1.60% [2]
- Average loans and leases of $254B grew $18B, or 8%, from 4Q15
- Total mortgage production of $21.9B, up $4.9B from 4Q15 [4]
  - First mortgage production pipeline is down 43% from 3Q16
- Client brokerage assets of $145B grew $22B from 4Q15, driven by flows and higher market valuations; new accounts up 9%
- Combined debit and credit spending up 4% from 4Q15; up 6% adjusted for the impact of divestitures in prior periods
- Mobile banking active users of 21.6MM, up 16% from 4Q15; 19% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Bank of America 11

Consumer Banking Trends 12 • #1 U.S. Retail Deposit Market Share 1 • #1 Home Equity Lender (Inside Mortgage Finance YTD 3Q16) • #2 bank for Retail Mortgage Origination Volume 2 • #3 in U.S. Credit Card Balances 2 • #1 in Prime Auto Credit distribution of new originations among peers 3 • #2 Small Business Lender (FDIC 2Q16) ____________________ Note: Amounts may not total due to rounding. 1 Source: June 2016 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 3Q16 earnings releases. 3 Largest percentage of 740+ Scorex customers among key competitors as of August 2016. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 4 FTE basis. 5 Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Leading Consumer Franchise – 88% primary checking accounts 578 598 599 618 633 239 241 247 251 259 123 127 132 138 145 $939 $965 $978 $1,007 $1,036 $0 $300 $600 $900 $1,200 4Q15 1Q16 2Q16 3Q16 4Q16 Deposits Loans and leases Client brokerage assets Consumer Client Balances (EOP, $B) 5.2 5.3 5.2 5.3 5.5 2.8 2.5 2.6 2.7 2.6 $8.0 $7.9 $7.8 $8.0 $8.1 $0 $3 $6 $9 4Q15 1Q16 2Q16 3Q16 4Q16 Net interest income Noninterest income 86 84 84 85 86 43 45 48 49 50 49 48 48 47 45 40 43 46 50 54 18 18 18 18 18 $235 $238 $243 $249 $254 $0 $100 $200 $300 4Q15 1Q16 2Q16 3Q16 4Q16 U.S. consumer credit card Consumer vehicle lending Home equity Residential mortgage Other Average Loans and Leases ($B) 13.5 12.6 16.3 16.9 18.4 3.5 3.8 4.3 3.5 3.6$17.0 $16.4 $20.6 $20.4 $21.9 $0 $5 $10 $15 $20 $25 4Q15 1Q16 2Q16 3Q16 4Q16 Residential mortgage loans Home equity Total Mortgage Production ($B) 5 $4.6 $4.5 $4.4 $4.4 $4.3 58% 58% 57% 55% 53% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 4Q15 1Q16 2Q16 3Q16 4Q16 Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 4 4 Total Revenue ($B) 4 44

5 10 13 112 Financial center Phone ATM Digital Digital Banking Trends 31.7 32.6 33.0 33.7 33.8 0 10 20 30 40 4Q15 1Q16 2Q16 3Q16 4Q16 $233 $237 $246 $243 $250 $0 $100 $200 $300 4Q15 1Q16 2Q16 3Q16 4Q16 Digital Transfers and Bill Payments ($B) Active Online Banking Accounts (MM) 192 263 289 343 317 0 100 200 300 400 4Q15 1Q16 2Q16 3Q16 4Q16 • #1 in Online Banking Functionality 1 • #1 in Mobile Banking Functionality 2 • #1 in Digital Sales Functionality 3 • Deployed 3,500+ digital ambassadors in financial centers • Digital sales represent 20% of total sales – 27% of digital sales through mobile • 8,000+ cardless-enabled ATMs (launched in 1Q16) Leading Digital Capabilities ____________________ 1 Source: Keynote, Online Banker Scorecard (December 2016). 2 Source: Forrester, U.S. Mobile Banking Functionality Benchmark (May 2016). 3 Source: Forrester, U.S. Bank Digital Sales Functionality Benchmark (December 2016). 4 Represents average number of weekly interactions by channel during 4Q16. Weekly Channel Usage (MM) 4 13 YoY +11% YoY -8% (mobile & online) 18.7 19.6 20.2 21.3 21.6 15% 16% 17% 18% 19% 0% 10% 20% 30% 0 5 10 15 20 25 4Q15 1Q16 2Q16 3Q16 4Q16 Active mobile users Mobile % of total deposit transactions Digital Appointments (000’s) Active Mobile Users (MM)

Global Wealth & Investment Management

$ in millions	4Q16	Inc/(Dec) 3Q16	4Q15
Net interest income [1]	$1,449	$55	$3
Noninterest income	2,928	(57)	(104)
Total revenue, net of interest expense [1]	4,377	(2)	(101)
Provision for credit losses	22	15	7
Noninterest expense	3,360	104	(138)
Income tax expense [1]	361	(58)	19
Net income	$634	($63)	$11

Key Indicators ($ in billions)	4Q16	3Q16	4Q15
Average deposits	$256.6	$253.8	$251.3
Average loans and leases	146.2	143.2	137.0
Net charge-off ratio	0.05 %	0.03 %	0.06 %
Long-term AUM flows	$18.9	$10.2	$6.7
Pretax margin	23 %	25 %	22 %
Return on average allocated capital	19	21	21
Allocated capital	$13	$13	$12

- Net income of $0.6B, up 2% from 4Q15; ROAAC of 19%
  - Pretax margin improved to 23%
- Revenue of $4.4B, down 2% from 4Q15 as higher asset management fees were more than offset by lower transactional revenue
- Noninterest expense decreased 4% from 4Q15, due to the expiration of fully amortized advisor retention awards and lower operating and support costs, partially offset by higher litigation and FDIC expense
- Wealth advisors grew 1% from 4Q15 to 18,688 [2]
- Client balances of $2.5T increased $18B from 3Q16, driven by positive net flows
  - Long-term AUM flows of $19B reflected solid client activity as well as a shift from brokerage to AUM
- Average deposits of $257B increased $5B, or 2%, from 4Q15
- Average loans and leases of $146B increased $9B, or 7%, from 4Q15
  - Balances increased $3B, or 2%, versus 3Q16; 27th consecutive quarter of loan growth

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,201 and 2,187 in 4Q16 and 4Q15.

Bank of America 14

Global Wealth & Investment Management Trends 15 Market Share Positioning Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2016) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2016) and Top 100 Women Advisors (2016) 1,154 1,172 1,191 1,218 1,209 901 891 832 871 886 261 261 251 253 263 142 143 146 148 151 $2,458 $2,466 $2,419 $2,490 $2,509 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 4Q15 1Q16 2Q16 3Q16 4Q16 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 62 63 64 66 69 43 43 43 43 43 28 30 30 31 31 3 3 3 3 3 $137 $139 $141 $143 $146 $0 $50 $100 $150 4Q15 1Q16 2Q16 3Q16 4Q16 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 3Q16 earnings releases. 2 Source: Industry 3Q16 call reports. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the consolidated balance sheet. Approximately $80B of BofA Global Capital Management’s AUM were sold in 2Q16. 2.1 2.0 2.0 2.1 2.1 1.0 0.9 1.0 0.9 0.8 1.4 1.5 1.4 1.4 1.4 $4.5 $4.5 $4.4 $4.4 $4.4 $0 $1 $2 $3 $4 $5 4Q15 1Q16 2Q16 3Q16 4Q16 Asset management fees Brokerage / Other Net interest income Revenue ($B) 3 $251 $260 $255 $254 $257 $0 $50 $100 $150 $200 $250 $300 4Q15 1Q16 2Q16 3Q16 4Q16 3

Global Banking

$ in millions	4Q16	Inc/(Dec) 3Q16	4Q15
Net interest income [1]	$2,502	$32	$46
Noninterest income [2]	2,032	(246)	(73)
Total revenue, net of interest expense [1, 2]	4,534	(214)	(27)
Provision for credit losses	13	(105)	(219)
Noninterest expense	2,037	(114)	(48)
Income tax expense [1]	906	(20)	78
Net income	$1,578	$25	$162

Selected Revenue Items ($ in millions)	4Q16	3Q16	4Q15
Total Corporation IB fees (excl. self-led) [2]	$1,222	$1,458	$1,272
Global Banking IB fees [2]	653	796	729
Business Lending revenue	2,123	2,273	2,216
Global Transaction Services revenue	1,683	1,594	1,612

Key Indicators ($ in billions)	4Q16	3Q16	4Q15
Average deposits	$314.1	$306.2	$307.8
Average loans and leases	337.8	334.4	318.7
Net charge-off ratio	0.06 %	0.07 %	0.17 %
Return on average allocated capital	17	17	16
Allocated capital	$37	$37	$35
Efficiency ratio [1]	45 %	45 %	46 %

- Net income of $1.6B increased 11% from 4Q15; ROAAC of 17%
- Revenue declined modestly from 4Q15
  - NII increased due to higher loan and deposit balances, partially offset by spread compression
  - Noninterest income declined driven by lower investment banking (IB) fees and a gain on the sale of a foreclosed property in the prior period, partially offset by higher treasury-related revenues
- Total Corporation IB fees of $1.2B (excl. self-led) decreased 4% from 4Q15, driven by lower advisory and equity issuance fees, partially offset by higher debt issuance fees
  - Ranked #1 in debt capital markets [3]
- Provision declined from both comparative periods driven by improvements in energy exposures
- Noninterest expense decreased 2% from 4Q15, driven by lower operating and support costs, partially offset by higher FDIC expense
- Average loans and leases of $338B increased 6% from 4Q15, driven by growth in C&I
  - Balances increased $3B, or 1%, versus 3Q16
- Average deposits of $314B grew 2% from 4Q15, due to growth across new and existing clients

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Ranking per Dealogic as of January 1, 2017 for the quarter ended December 31, 2016 based on volumes; excludes self-led deals.

Bank of America
16

Global Banking Trends 17 ____________________ Note: Amounts may not total due to rounding. 1 Rankings and statistics as of 2016. 2 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 3 FTE basis. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 78% 78% 77% 76% 77% 22% 22% 23% 24% 23% $308 $297 $299 $306 $314 $0 $50 $100 $150 $200 $250 $300 $350 4Q15 1Q16 2Q16 3Q16 4Q16 Noninterest-bearing Interest-bearing 617 669 889 908 810 286 188 232 261 183 408 346 333 328 262 (39) (50) (46) (39) (33) $1,272 $1,153 $1,408 $1,458 $1,222 4Q15 1Q16 2Q16 3Q16 4Q16 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 2 • #1 U.S. Market Penetration for Large Corporate Banking, Cash Management and Trade Finance (Greenwich Associates) • Best Bank for Global Cash Management (The Banker) • Global Bank of the Year for Payments & Collections (Treasury Management International) • World’s Best Bank for Financing and Diversity (Euromoney) • Relationships with 80% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 2.5 2.5 2.4 2.5 2.5 0.7 0.6 0.8 0.8 0.7 0.7 0.7 0.8 0.8 0.8 0.6 0.5 0.7 0.7 0.6 $4.6 $4.5 $4.7 $4.7 $4.5 $0 $2 $4 $6 4Q15 1Q16 2Q16 3Q16 4Q16 Net interest income IB fees Service charges All other income Revenue ($B) 2, 3 4 157 160 163 164 167 145 151 154 153 153 17 17 17 18 18 $319 $329 $334 $334 $338 $0 $50 $100 $150 $200 $250 $300 $350 4Q15 1Q16 2Q16 3Q16 4Q16 Commercial Corporate Business Banking 3 Average Deposits ($B) Business Leadership 1 Average Loans and Leases ($B)

Global Markets

$ in millions	4Q16	Inc/(Dec) 3Q16	4Q15
Net interest income [1]	$1,167	$48	$35
Noninterest income [2]	2,305	(934)	320
Total revenue, net of interest expense [1,2]	3,472	(886)	355
Net DVA	*(101)*	*26*	*97*
Total revenue (excl. net DVA) [1,2,3]	*3,573*	*(912)*	*258*
Provision for credit losses	8	(11)	(22)
Noninterest expense	2,480	(176)	(287)
Income tax expense [1]	326	(283)	177
Net income	$658	($416)	$487
Net income (excl. net DVA) [3]	*$721*	*($432)*	*$427*

Selected Revenue Items ($ in millions)	4Q16	3Q16	4Q15
Sales and trading revenue	$2,811	$3,600	$2,435
Sales and trading revenue (excl. net DVA) [3]	2,912	3,727	2,633
FICC (excl. net DVA)	1,964	2,767	1,751
Equities (excl. net DVA)	948	960	882
Global Markets IB fees [2]	554	645	532

Key Indicators ($ in billions)	4Q16	3Q16	4Q15
Average trading-related assets	$417.2	$415.4	$415.9
Average 99% VaR ($ in MM) [4]	36	40	44
Average loans and leases	70.6	69.0	68.8
Return on average allocated capital	7 %	12 %	2 %
Allocated capital	$37	$37	$35
Efficiency ratio [1]	71 %	61 %	89 %

- Net income of $0.7B in 4Q16; ROAAC of 7%
- Revenue, excluding net DVA, increased 8% from 4Q15 [3], driven primarily by improved sales and trading results and higher debt issuance fees, partially offset by the absence of an equity investment gain
- Sales and trading revenue of $2.8B, up 15% from 4Q15
  - FICC up 20% to $1.9B and Equities up 8% to $0.9B
- Excluding net DVA, sales and trading revenue of $2.9B [3] increased 11% from 4Q15
  - FICC revenue increased $0.2B, or 12%, from 4Q15, due to improved customer flow across all regions and most products, despite challenging markets for rates and municipals in the latter half of the quarter
  - Equities revenue increased $0.1B, or 7%, from 4Q15, due to improved performance in derivatives reflecting increased market activity post U.S. election
- Noninterest expense decreased 10% versus 4Q15, driven by lower operating and support costs

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note D on slide 24.
[4] See note E on slide 24 for definition of VaR.

Bank of America
18

Global Markets Trends and Revenue Mix 19 1.8 2.8 2.0 0.9 1.0 0.9 $2.6 $3.7 $2.9 $0 $1 $2 $3 $4 $5 4Q15 3Q16 4Q16 FICC Equities $416 $415 $417 $44 $40 $36 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 4Q15 3Q16 4Q16 Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 6th consecutive year (Institutional Investor) • #2 All-America Fixed Income Sales Team (Institutional Investor) • #1 U.S. Investors Equity Trading Share Leader (Greenwich) • Global Clearing Bank of the Year (Global Capital) • 2016 U.S. Fixed Income Quality Leader in Credit and Emerging Markets (Greenwich) ____________________ Note: Amounts may not total due to rounding. 1 Rankings as of 2016. 2 Represents a non-GAAP financial measure. Reported sales & trading revenue was $2.8B, $3.6B and $2.4B for 4Q16, 3Q16 and 4Q15, respectively. Reported FICC sales & trading revenue was $1.9B, $2.6B and $1.6B for 4Q16, 3Q16 and 4Q15, respectively. Reported equities sales & trading revenue was $0.9B, $1.0B and $0.9B for 4Q16, 3Q16 and 4Q15, respectively. See note D on slide 24. 3 Macro includes G10 FX, rates and commodities products. 4 See note E on slide 24 for definition of VaR. 61% 39% Credit / other Macro 60% 40% U.S. / Canada International 2016 Total FICC S&T Revenue Mix (excl. net DVA) 2 2016 Global Markets Revenue Mix (excl. net DVA) 2 3 Sales & Trading Revenue (excl. net DVA) ($B) 2 Average Trading-related Assets ($B) and VaR ($MM) 4 Business Leadership 1

All Other [1]

$ in millions	4Q16	Inc/(Dec) 3Q16	4Q15
Net interest income [2]	($58)	($215)	$294
Noninterest income	(212)	(465)	(204)
Total revenue, net of interest expense [2]	(270)	(680)	90
Provision for credit losses	(29)	(37)	122
Noninterest expense	956	(91)	(68)
Income (loss) before income taxes [2]	(1,197)	(552)	36
Income tax expense (benefit) [2]	(1,102)	(639)	(531)
Net income (loss)	($95)	$87	$567

Selected Revenue Items ($ in millions)	4Q16	3Q16	4Q15
Gains on sales of debt securities	$0	$51	$251
U.K. payment protection insurance provision [3]	(132)	0	0

- Net loss of $0.1B in 4Q16, which included a net benefit of approximately $0.5B related to tax matters
- Revenue in 4Q16 included a provision for U.K. payment protection insurance and the absence of gains on sales of debt securities
  - 4Q15 included a $0.6B charge related to certain trust preferred securities
- Provision benefit of $29MM in 4Q16 compared to a benefit of $151MM in 4Q15
- Noninterest expense decreased from 4Q15, driven by lower litigation expense

[1] All Other consists of ALM activities, equity investments, the non-U.S. consumer credit card business, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments. In December 2016, Bank of America signed an agreement to sell its non-U.S. consumer credit card business to a third party. Subject to regulatory approval, this transaction is expected to close by mid-2017.

[2] FTE basis.

[3] In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers.

Bank of America

20

Key Takeaways 21 • Full year net income of $17.9B, or $1.50 per diluted common share • Year-over-year improvement in all business segments • Generated positive operating leverage and improved efficiency • Strong deposit and loan growth driven by good customer activity • Asset quality remains strong • Positioned to benefit from higher interest rates • Focused on delivering responsible growth

Appendix

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	4Q16	3Q16	4Q15
Common equity tier 1 capital (transition)	$168,886	$169,925	$163,026
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(3,304)	(3,143)	(5,151)
Accumulated OCI phased in during transition	(1,899)	188	(1,917)
Intangibles phased in during transition	(798)	(853)	(1,559)
Defined benefit pension fund assets phased in during transition	(341)	(375)	(568)
DVA related to liabilities and derivatives phased in during transition	276	168	307
Other adjustments and deductions phased in during transition	(57)	(35)	(54)
Common equity tier 1 capital (fully phased-in)	$162,763	$165,875	$154,084

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	4Q16	3Q16	4Q15
As reported risk-weighted assets	$1,530,948	$1,547,221	$1,602,373
Change in risk-weighted assets from reported to fully phased-in	(19,059)	(23,502)	(27,690)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,511,889	$1,523,719	$1,574,683

Risk-weighted Assets – (fully phased-in)	4Q16	3Q16	4Q15
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,416,052	$1,411,128	$1,427,382
Change in risk-weighted assets for advanced models	95,837	112,591	147,301
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,511,889	$1,523,719	$1,574,683

Basel 3 Regulatory Capital Ratios	4Q16	3Q16	4Q15
As reported Common equity tier 1 (transition)	11.0 %	11.0 %	10.2 %
Standardized approach Common equity tier 1 (fully phased-in)	11.5	11.8	10.8
Advanced approaches Common equity tier 1 (fully phased-in) [3]	10.8	10.9	9.8

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 26.
[2] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the IMM. As of December 31, 2016, BAC did not have regulatory approval for the IMM model.

Bank of America
23

Notes 24 A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. B Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. Prior to the third quarter of 2016, the TTF metric incorporated only the GLS of the BAC parent company. Effective September 30, 2016, the TTF metric was expanded to include the GLS of NB Holdings, following changes in the Corporation’s liquidity management practices, initiated in connection with the Corporation’s resolution planning activities, that include maintaining at NB Holdings GLS previously held at the BAC parent company. For the period shown in 2015, we have included in the amount of unsecured contractual obligations the liability, including estimated costs, for the previously announced BNY Mellon private-label securitization settlement. In 1Q16, settlement payment was made for $8.5B. C The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. D Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($101MM), ($127MM) and ($198MM) for 4Q16, 3Q16 and 4Q15, respectively. Net DVA gains (losses) included in FICC revenue were ($98MM), ($121MM) and ($190MM) for 4Q16, 3Q16 and 4Q15, respectively. Net DVA gains (losses) included in equities revenue were ($3MM), ($6MM) and ($8MM) for 4Q16, 3Q16 and 4Q15, respectively. E VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $19MM, $22MM and $22MM for 4Q16, 3Q16 and 4Q15, respectively.

Forward-Looking Statements 25 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2015 Annual Report on Form 10-K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to distinguish certain aspects of the New York Court of Appeals' ACE Securities Corp v. DB Structured Products, Inc. (ACE) decision or to assert other claims seeking to avoid the impact of the ACE decision; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company's recorded liability and estimated range of possible loss for litigation exposures; the possible outcome of LIBOR, other reference rate, financial instrument and foreign exchange inquiries, investigations and litigation; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates (including negative or continued low interest rates), currency exchange rates and economic conditions; the possibility that future credit losses may be higher than currently expected due to changes in economic conditions, customer behavior and other uncertainties; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; the impact on the Company's business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; the Company’s ability to achieve its expense targets or net interest income or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our G- SIB surcharge; the potential for payment protection insurance exposure to increase as a result of Financial Conduct Authority actions; the impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate deficiencies and shortcomings identified by banking regulators in the Company's Recovery and Resolution plans; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, FDIC assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations from the potential exit of the United Kingdom from the European Union; and other similar matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain key performance indicators and ratios excluding certain items (e.g., DVA) which result in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2016 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis, are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. The FTE adjustment was $234MM, $228MM, $223MM, $215MM and $225MM for 4Q16, 3Q16, 2Q16, 1Q16 and 4Q15, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of December 31, 2016, BAC did not have regulatory approval for the IMM model. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk- based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter 2016, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 26